Exhibit 99.1

             AGREEMENT RELATING TO THE FILING OF A JOINT STATEMENT

As required by Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, the undersigned agree that this Schedule 13G, dated April 3, 2006, relating to the Common Stock, par value $0.01, of Cambridge Heart, Inc., shall be filed on behalf of the undersigned.


                                            /s/ Laurence J. Blumberg
                                            ------------------------------------
                                            Laurence J. Blumberg


                                            /s/ Louis Blumberg
                                            ------------------------------------
                                            Louis Blumberg


                                            AFB Fund, LLC

                                            By: /s/ Louis Blumberg
                                               --------------------------------
                                            Name:  Louis Blumberg
                                            Title:    Manager